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                                                                    Exhibit 99.1

PROXY DESIGNATION AND INSTRUCTION CARD
ZIONS CO-OPERATIVE MERCANTILE INSTITUTION

This Proxy Is Solicited on Behalf of the Board of Directors for a Special Meeting of Shareholders to be held on
December 30, 1999

By signing this card, the undersigned hereby appoints each of Richard H. Madsen and Keith C. Saunders, as proxy, with full power of substitution, and authorizes them to represent and vote, subject to the directions on the other side of this card, all shares of the Common Stock of Zions Co-operative Mercantile Institution held of record by the undersigned on November 26, 1999, at the December 30, 1999 Special Meeting of Shareholders to be held at the ZCMI Service Center, 2200 South 900 West, Salt Lake City, Utah at 10:00 a.m. (local time), or when the meeting reconvenes if it is adjourned or postponed. The board of directors recommends a vote "FOR" Proposal 1.

This proxy, when properly executed, will be voted in the manner directed by the undersigned on the other side of this card. If no directions are given and this signed card is returned, the undersigned understands that the proxies will vote in accordance with the recommendation of the board of directors and in each proxy's discretion on any other matters that are properly raised at the meeting or when the meeting reconvenes if it is adjourned or postponed.

(Please sign the other side of this card)

To vote for Proposal 1, mark the "FOR" box. To vote against Proposal 1, mark the "AGAINST" box. To abstain from voting, mark the "ABSTAIN" box. To vote in accordance with the board's recommendations, just sign and return this proxy card without checking any box.

                                                           FOR  AGAINST  ABSTAIN
1.  Proposal to approve and adopt the Agreement and Plan   / /    / /      / /
    of Merger, dated as of October 14, 1999, among ZCMI, The May Department Stores Company and MS Acquisition,
    Inc., a Utah corporation and wholly-owned subsidiary of May, pursuant to which MS Acquisition will be merged with and into ZCMI, with ZCMI surviving the merger as a wholly-owned subsidiary of May.

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

Please sign and date this Proxy where shown below and return it promptly. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

                           Signed:
                                  ----------------------------------------
                                  (Shareholder's signature)

                           Signed:
                                  ----------------------------------------
                                  (Joint shareholder's signature (if any))

                           Date: _____________, 1999

                           PLEASE INDICATE ANY CHANGE OF ADDRESS


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                           (Street and Number)


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                           (City)               (State)          (Zip Code)

                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. USING THE ENCLOSED ENVELOPE
                           Note: (Please sign above exactly as your shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)